CERTIFICATION
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                    AS ADOPTED PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002


     The undersigned hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the undersigned's best knowledge and belief, the Quarterly Report on Form 10-Q for the Geodyne Institutional/Pension Energy Income Limited Partnership P-6 ("Issuer") for the period ending June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"):

      (a) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
      (b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

      Dated this 20th day of August, 2007.

                                    GEODYNE INSTITUTIONAL/PENSION ENERGY
                                    INCOME LIMITED PARTNERSHIP P-6
                                    ("Issuer")

                                    //s// Dennis R. Neill
                                    -----------------------------------
                                    Dennis R. Neill
                                    President (Chief Executive Officer)

                                    //s// Craig D. Loseke
                                    -----------------------------------
                                    Craig D. Loseke
                                    Chief Accounting Officer
                                    (Chief Financial Officer)



     A signed original of this written statement required by Section 906 has been furnished to Geodyne Institutional/Pension Energy Income Limited Partnership P-6 and will be retained by Geodyne Institutional/Pension Energy Income Limited Partnership P-6 and furnished to the Securities and Exchange Commission or its staff upon request.